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                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

    This Agreement made as of the 1st day of September, 2000, by and between M&W AGENCY, INC., hereinafter referred to as the "Employer", EVANS NATIONAL BANK, a national banking corporation with offices at 14-16 North Main Street, Angola, New York, hereinafter referred to as the "Bank", and, ROBERT G. MILLER, JR.., hereinafter referred to as the "Employee," for the employment of Employee by the Employer.

1. TERM OF EMPLOYMENT: Unless terminated pursuant to the terms of this Agreement, the Employer and Employee agree that the term of employment shall be for a period commencing on the date of this Agreement and terminating December 31, 2005 and continuing year to year thereafter.

2. COMPENSATION: Employee shall receive, in exchanges for his services, hereunder, compensation as follows:

    (A)Base Salary of $150,000.00 annually, subject to such increases as may be approved from time to time by the Board of Directors of Employer, with the consent of the Board of Directors of the Bank;

    (B)In addition to the base salary, Employee will receive an annual bonus for years after 2001 equal to 25% of the first $400,000.00 of EBIT in excess of the annual Target Amount (maximum annual incentive bonus of $100,000.00). "EBIT" shall mean the annual net income before interest and income taxes for the Employer as determined annually by the certified public accountants of the Bank, in accordance with generally accepted accounting principles, consistently applied. The Annual Target Amounts will be as follows:

        2002     -     $606,650.00
        2003     -     $667,315.00
        2004     -     $734,046.00
        2005     -     $807,451.00

    For the year 2001, Employee will receive a special $25,000.00 bonus for the year 2001 only if the EBIT of the Employer is greater than $450,000.00 or less than $651,500.00. If EBIT for the year 2001 is greater than $651,500.00, the bonus will be $25,000 plus 25% of the first $300,000.00 of
    EBIT in excess of $651,500.00.

    The bonus shall be payable within 30 days after the accountants of the Bank issue their report on the consolidated financial statements of the Bank for such year.

3.  DUTIES:

    (A)During the term of his employment hereunder, Employee agrees to serve as President of the Employer and be primarily responsible for the direct management of the Employer's resources toward the achievement of strategic and financial objectives in a manner which is consistent with Board philosophy and policy, and with various regulatory requirements. The Employee's primary duties will consist of account servicing, marketing, recruiting and training as requested by the Employer and also the solicitation, negotiation, placement and procurement of insurance business for which the Employer is licensed and authorized to sell. Further, the Employee has no authority to bind Employer to any contract unless such authority has been given to Employee by Employer's Board of Directors. In addition, the Employee shall have such other duties and responsibilities as may be reasonably assigned to him from time to time by the Employer. Employee also agrees to perform such other services and duties consistent with the office or offices in which he is serving and its responsibilities as may from time to time be prescribed by the Board of Directors.

    (B)Employee shall also serve as a Director of the Bank and/or of the Evans Bancorp, Inc., if appointed or elected.

    (C)Employee shall devote his full time energies and attention, during normal business hours (excluding vacation) to the business and affairs of the Employer.

    (D)All property and casualty insurance business secured by the Employee will be placed through the Employer. The Employee will use his best efforts to place all other insurance business (including, but not limited to, life insurance products, long-term care or medical insurance products and group insurance, annuities and employee benefit plans) secured by him with the Employer or its

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    affiliates. All insurance business placed by the Employee with the Employer shall be conducted in the name of Employer or its affiliates. If the Employee is not able for any reason to place an insurance policy for a life insurance product, long-term care or medical insurance product, annuity or employee benefit plan with the Employer or its affiliates, the Employee may place such policy through another agency provided that such agency has been approved in advance in writing by the Employer and on such business shall enure to the benefit of the Employer. Notwithstanding the foregoing, the Employee shall retain his rights to the employee portion of residual commissions earned on life insurance and annuities sold through M&W Group, Inc. prior to the date of this Agreement.

    (E)The Employee agrees that during the term of this Agreement, he will comply with all regulations and guidelines of the Employer (including the Commercial and Personal Lines Work Manuals), will do nothing to jeopardize or impair the Employer's insurance licenses, and will comply with all rules and regulations of the Insurance Department and the statutes of the State of New York or any other state which regulates the business of the Employer, pertaining to the insurance business.

    (F)Employee shall maintain any and all licenses and permits required to be owned or possessed by him under applicable law (including NASD License) in order to perform the duties required by him hereunder. Employee shall keep and maintain all of such licenses and permits in full force and effect during the term of this Agreement. The Employer will pay any required license or permit fees.

    (G)Employee shall, except as otherwise provided herein, be subject to the Employer's and/or the Bank's rules, practices and policies applicable to the Bank's Executive Employees.

    (H)Employee shall report directly to and be responsible to the Chairman of the Bank/Employer.

4.  BENEFITS:

    (A)Employee shall participate in all life, disability and medical insurance plans, pensions and other similar plans which the Employer or the Bank may have or may establish from time to time, in which Employee is eligible to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Bank to establish any such plans or to prevent the Employer or the Bank from modifying or terminating such plans and no such action or failure thereof shall effect this Agreement.

    (B)Employee shall be entitled to vacation as determined by the Board of Directors for all Bank Officers, but in no event shall it be less than the scheduled vacations and personal days as set forth in the Employee Handbook.

    (C)Employee shall attend such continuing education seminars and obtain membership in such organizations as may be reasonably required by the Board; provided however, that the Employer shall bear the expenses of such activities.

    (D)In addition to all of the above, Employee shall specifically be entitled to the following benefits:

    1. Use of a company-owned vehicle, similar to current make and model.

    2. Reimbursement for country club membership currently maintained by the Employee.

    3. Group term life insurance: Provided by the Employer at no cost to employee - valued at two times annual salary. This plan carries a cap of $350,000.00.

    4. Basic Dental Coverage (Preventative): Provided by the Employer at no cost to employee - family coverage cost $17.10 per month, or $205.20 per annum.

    5. Health Insurance: In lieu of Health Insurance, Employer agrees to purchase a Long Term Health Care Insurance policy covering Employee and his spouse at an annual cost not to exceed the current cost to Employer of family health insurance coverage.

    6. Employee Retirement Savings Plan (401K): Participation in accordance with the provisions of such plan, with the vesting service to include prior service with M&W Group, Inc.

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    7. Defined Benefit Pension Plan: In accordance with the provisions of the plan. Except that any applicable vesting schedule and waiting period shall include periods of employment with M&W Group Insurance, Inc.

5. WORKING AND OTHER FACILITIES: During the term of this Agreement, Employee shall be furnished with such working facilities, secretarial help and other services, as are suitable to his position and adequate for the performance of his duties.

6. EXPENSES: The Employer will reimburse Employee for reasonable expenses, including travelling expenses, incurred by him in connection with his employment in the business of the Bank upon the presentation by Employee of appropriate substantiation for such expenses.

7. CONFIDENTIALITY AND NON-INTERFERENCE: In the course of his employment by the Employer, Employee shall have and has had access to confidential or proprietary data or information of the Employer. Employee shall not at any time, divulge or communicate to any person, nor shall he direct any employee to divulge or communicate to any person (other than to a person bound by confidentiality obligation similar to those contained herein, and other than is necessary in performing his duties hereunder) or used to the detriment of the Employer or for the benefit of any other person, any of such data or information. The provision of this section shall survive Employee's employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential" or "proprietary data or information" as used in this Agreement, shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, computer programs, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary data or information heretofore acquired was received in confidence.

    The Employer and Employee agree that the customer lists, files, records and other material relating to the insurance customers of the Employer (including Employee Accounts), the trade secrets, operational processes and techniques (all of which are hereinafter referred to as the "Confidential Information") are valuable and unique assets of the Employer and the Employee has no right or interest in such Confidential Information. The Employee agrees not to disclose the Confidential Information to any person or entity other than to the employees of the Employer and to use the Confidential Information solely for the business and benefit of the Employer. The Employee also agrees to return all of the Confidential Information and all copies thereof to the Employer upon the termination of this Agreement. The Employer agrees to use its best efforts to prevent disclosure of Confidential Information relating to the Employee Accounts and Accounts to any person or entity other than employees of the Employer.

8. EARLY TERMINATION: Employee's employment hereunder shall terminate prior to the expiration of this Agreement or any extensions thereof, on the following terms and conditions:

    (A)This Agreement shall terminate automatically on the death of Employee. Notwithstanding the foregoing, the Bank shall pay to Employee's estate any compensation and reimbursable expenses accrued to the date of his death which otherwise would have been paid to the Employee.

    (B)This Agreement shall be terminated, at the Employer's election, if Employee is unable to perform his duties hereunder, for a period of six months (180) days in any 365 day period (or at such earlier time as the Bank's "salary continuation" insurance becomes effective) by reason of physical or mental disability. For purposes of this Agreement, "physical or mental disability" shall mean Employee's inability, due to health reasons, to discharge properly his duties of employment supported by the opinion of a physician selected by the employer. If the Employee is subsequently able to return to work after termination as provided herein, Employer may in its discretion, employ Employee in the same capacity or in such other capacity as may be mutually agreeable under such terms and conditions as the parties may so agree. Prior to such return however, Employee shall provide a physician's opinion certifying his ability to return to work.

    (C)In the event of personal dishonesty, willful misconduct, gross negligence, loss of his license to act as an insurance agent in New York State, insubordination, or in the event of his deliberate failure to fulfill his obligations under this Agreement, after written notice from the Board provided Employee fails to take corrective action within such two (2) week period, the Board of Directors may terminate this Agreement by giving the Employee two (2) weeks written notice thereof. Such termination shall be effective at the expiration of such two (2) week notice. Thereafter the Employer shall not be obligated under any of the provisions herein, except as required by any statute in effect at that time.

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    (D)Employee may after December 31, 2005 voluntarily terminate his employment upon giving the Employer four (4) weeks written notice of his decision to terminate. Such a termination shall not constitute a breach of this Agreement; provided, however, that Employee shall be obligated after the date of such termination to continue to be bound by the conditions outlined in Section 7 hereof.

    (E)The parties may mutually agree to terminate this Agreement in writing on such terms as they may determine.

    (F)The Employer may terminate Employee's employment without cause and without notice; provided, however, that the Employer shall be obligated to continue to pay Employee's base salary plus benefits for the longer of three
    (3) months after the date of such termination or the remainder of the term of the Agreement and provided further that Employee shall be relieved of all further obligations under this Agreement except for provisions pursuant to Paragraph 7.

    (G)In the event of a "Sale of the Bank" (as defined below), the Employee may, at any time after one year following the "Sale of the Bank" voluntarily terminate his employment upon giving the Employer four (4) weeks written notice of his decision to terminate, provided, however, that the Employee shall be obligated after the date of such termination to continue to be bound by the conditions outlined in Section 7 hereof. The term "Sale of the Bank" shall mean a sale or other transaction following which Evans Bancorp, Inc. no longer owns 51% or more of the voting stock of the Bank or a sale or other transaction following which an unaffiliated person acquires 80% or more of the voting stock of Evans Bancorp, Inc. In the event the Employee terminates this Employment Agreement under this Subparagraph, then his obligations under Subsection 2(a) of the Covenant Not to Compete Agreement dated September 1, 2000 shall terminate as of the date this Agreement terminates but the other provisions of such Section 2 and the Covenant Not to Compete Agreement shall continue in full force and effect.

9. MODIFICATION: This Agreement constitutes the full and complete understanding of the parties and supersedes all prior agreements and understandings oral or written, between the parties, with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing, signed by the party against which enforcement thereof may be sought.

10. SEVERABILITY: Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or effecting the validity or enforceability of any of the terms or provisions of this Agreement or in other jurisdiction.

11. WAIVER OF BREACH: The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

12. NOTICE: All notice hereunder shall be in writing and shall be sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, to Employee at his residence as listed in the Employer's records, and to the Bank, c/o Evans National Bank, 14 - 16 North Main Street, Angola, New York 14006, Attention: Mr. Richard M. Craig, President, Chairman, and CEO, and to Employer at 265 Central Avenue, Silver Creek, New York, 14136-0151.

13. ASSIGNABILITY/BINDING EFFECT: This Agreement shall not be assignable by Employee without the written consent of the Board of Directors of the Employer. The Employer may assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of Employee, his legal representatives, heirs and distributees and shall be binding upon and inure to the benefit of the Employer, the Bank, its successors and assigns.

14. GOVERNING LAW: All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the law of the State of New York.

15. HEADINGS: The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year above written.



          EMPLOYER:                               BANK:
          M&W AGENCY, INC.                        EVANS NATIONAL BANK

     By:  /s/ Richard M. Craig, Chairman     By:  /s/ Richard M. Craig, Chairman
          -------------------------------         ------------------------------
          RICHARD M. CRAIG, CHAIRMAN              RICHARD M. CRAIG, CHAIRMAN

          EMPLOYEE:
          M&W AGENCY, INC.

     By:  /s/ Robert G. Miller, Jr.
          -------------------------
          ROBERT G. MILLER, JR.